Exhibit 23.1




            Consent of Independent Registered Public Accounting Firm


SpatiaLight, Inc.
Novato, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 2004, relating to the consolidated financial statements of SpatiaLight, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
San Francisco, California
January 27, 2005